EXHIBIT 3.8
                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth

              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 72


                             Federal Identification
                                  No.04-2741310

We, James W. Hobbs,                                              President/, and
Justin P. Morreale                                                     Clerk/ of

                               LUXTEC CORPORAITON
                           (Exact Name of Corporation)

                Located at 326 Clark Street, Worcester MA 01606
                           ------------------------------------
                (Street Address of Corporation in Massachusetts)



do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
3 and 4
--------------------------------------------------------------------------------
of the Articles of Organization were duly adopted at a meeting held on July 25, 1996, by votes of

1,695,941 shares of      Common Stock      of  2,449,480 shares outstanding,
                       ------------------
                 type, class & series (if any)

           shares of                       of  shares outstanding, and
                       ------------------
                 type, class & series (if any)

           shares of                       of   shares outstanding, and
                       ------------------
                 type, class & series (if any)

CROSS OUT
INAPPLICABLE
CLAUSE

         being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

VOTED: To amend the Articles of Organization of the Corporation to authorize 500,000 shares of preferred stock, par value $1.00 per share, with such designations, powers, privileges and rights, and qualifications, limitations and restrictions in respect of each class or series of preferred stock as determined by vote of the Board of Directors or a committee thereof, and to authorize the Board of Directors to issue the preferred stock in such classes or series and to determine the powers, privileges and rights, and the qualifications, limitations and restrictions in respect to each class or series of preferred stock by vote.

         SEE CONTINUATION SHEET IV (attached hereto as EXHIBIT A)


(1) For  amendment  adopted  pursuant  to  Chapter  156B,  Section  70.
(2) For amendment adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

<BTB>
The total presently authorized is:

------------------------------------------------------------ ----- -----------------------------------------------------------------
                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHARES          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
COMMON:                                                            COMMON:              10,000,000              $.01

----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

PREFERRED:                                                         PREFERRED:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------


CHANGE the total authorized to:


------------------------------------------------------------ ----- -----------------------------------------------------------------
                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
------------------------------------------------------------ ----- -----------------------------------------------------------------
         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHEARS          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
COMMON:                                                            COMMON:              10,000,000              $.01

----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

PREFERRED:                                                         PREFERRED:           500,000                 $1.00
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

                                                                       EXHIBIT A


                              ARTICLES OF AMENDMENT

                                       to

                            ARTICLES OF ORGANIZATION

                                       of

                               LUXTEC CORPORATION

                              Continuation Page IV
                              --------------------

                                   ARTICLE IV


          The total number of shares of all classes of stock which Luxtec Corporation (the "Corporation") shall have authority to issue shall be 10,500,000 shares, consisting of (i) 10,000,000 shares of the Corporation's Common Stock, $0.01 value per share (Common Stock"), and (ii) 500,000 shares of
                                     ------------
the Corporation's preferred stock, par value $1.00 per share (the "Preferred Stock").

          The following is a statement of the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof in respect of each such class of stock of the Corporation:

A. COMMON STOCK

          In all respects, including but not limited to, dividend, liquidation and voting rights, the Common Stock shall, on a share for share basis, have equal rights. No dividend shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Each holder of shares of Common Stock shall be entitled to one vote all purposes for each share of Common Stock held.

          Except for and subject to those rights expressly granted to the holders of any series of Preferred Stock, and except to the extent otherwise provided in the Corporation's Articles of Organization or Bylaws or by applicable law, the holders of Common Stock shall have exclusively all rights of stockholders of the Corporation under the Massachusetts Business Corporation Las, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefore, and (b) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to received upon liquidation, as provided in the Corporation's Articles of Organization, as amended

B. PREFERRED STOCK

          The Board of Directors (or a committee thereof) is authorized to establish one or more series of Preferred Stock and, to the extend now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences voting powers qualifications and special or relative rights or privileges of the Preferred stock including but not limited to:

(a) the number of shares to constitute such series and the distinguishing designation thereof;

(b) the dividend rate (cumulative or noncumulative) on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends;

(c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price terms and manner of redemption;

(d) the preferences, if any and the special and relative rights of the shares of such series upon liquidation of the Corporation;

(e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

(f) whether or not the shares of such a series shall be convertible into shares of any other class or any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ration and other conversion rights;

(g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

(h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extend new or hereafter permitted by the laws of the Commonwealth of Massachusetts.

In the event that at any time the Board of Directors (or a committee thereof) shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors (or a committee thereof) as being a part of a series previously established or a new series then being established by the Board of Directors. Nothwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors for a committee thereof) may at any time authorize the issuance of additional shares of the same class

                              CONTINUATION PAGE 4B

The foregoing amendment(s) will become effective when these Articles Of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty day after such filing, in which event the amendment will become effective on such later date.


Later EFFECTIVE DATE:
                      ----------------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJULY, this 16th day of September, 1996.


                                                      President/ *Vice President
--------------------------------------------------------------------------------

                                                         Clerk/ *Assistant Clerk
--------------------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

================================================================================


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $600.00 having been paid, said articles are deemed to have been filed with me this 19th day of September 1996.

                           Effective date:
                                          --------------------------------------



                           --------------------------
                             William Francis Galvin
                          Secretary of the Commonwealth







                         TO BE FILLED IN BY CORPORATION
                PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT TO:


                              Victor J. Paci, Esq.
                              Bingham, Dana & Gould
                               150 Federal Street
                                Boston, MA 02110
                            Telephone (617) 951-8000